Exhibit 10.3

OMNIBUS AMENDMENT

THIS OMNIBUS AMENDMENT (this “Amendment”) is entered as of May 20, 2016, by and among SOANE ENERGY LLC, a Delaware limited liability company (“Seller”), FAIRMOUNT SANTROL INC. (f/k/a Fairmount Minerals, Ltd.), a Delaware corporation (“Buyer”), SELF-SUSPENDING PROPPANT LLC, a Delaware limited liability company (the “Company”), SOANE LABS LLC, a Delaware limited liability company (“Soane Labs”), and Dr. David Soane (“Soane”). Seller, Buyer, the Company, Soane Labs and Soane are sometimes herein referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Seller, Buyer and the Company have entered into the Interests Purchase Agreement, dated April 30, 2013 (as amended and in effect, the “Purchase Agreement”);

WHEREAS, in connection with the Purchase Agreement and the transactions contemplated thereby, (a) the Company and Soane Labs have entered into the License Agreement, made and effective as of April 30, 2013 (the “Seller License Agreement”) and (b) Buyer, Seller, Soane Labs and Soane have entered into a letter agreement dated April 30, 2013 (the “Soane Side Letter”);

WHEREAS, on the date hereof, Seller and the Company are entering into a Services Agreement pursuant to which Seller will provide certain services to the Company (as amended and in effect, the “New Services Agreement”), which New Services Agreement is effective as of March 2, 2016;

WHEREAS, the Parties desire to (a) agree that all Newly Developed IP (as defined in the New Services Agreement) shall be included in the calculations of Product Margin for purposes of determining the Earn-Out Payments under the Purchase Agreement and (b) agree to certain amendments and waivers under the Purchase Agreement, the Seller License Agreement and the Soane Side Letter as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, the Parties hereby agree as follows:

1.	Section 2.4(b)(ii) of the Purchase Agreement shall be amended and restated in its entirety to read as follows:

“(ii) “Products” means any proppant embodying a self-suspending attribute alone or in combination with a dusting minimization, controlled chemical delivery, reduction of pumping pressure, brine-tolerance, hard-water-tolerance and/or shear stability attribute, or any other attribute developed as Newly Developed IP under the New Services Agreement, in any such case so long as such attribute is exclusive and proprietary to the Company and based upon the Seller IP Assets or the Newly Developed IP (as defined in the New Services Agreement), where such proppant is (x) sold by Buyer to a Person other than a Subsidiary that is not the ultimate end-user of the proppant (an “Outside Person”) (“Product Sales”), or (y) licensed to an Outside Person (“Product Licenses”);”

2.	Formula I set forth in Section 2.4(b)(iii) of the Purchase Agreement shall be amended by deleting the following text:

“(p) for Product Licenses, royalties, license fees and other amounts received by Buyer from the license of any Seller IP Assets or Technology that incorporates, is based upon or derived from the Seller IP Assets to an Outside Person; plus”

and substituting the following therefor

“(p) for Product Licenses, royalties, license fees and other amounts received by Buyer from the license of any Seller IP Assets, Newly Developed IP (as defined in the New Services Agreement) or Technology that incorporates, is based upon or derived from the Seller IP Assets or Newly Developed IP (as defined in the New Services Agreement) to an Outside Person; plus”

3.	Clause (ii) of Section 2.4(e)(2) of the Purchase Agreement is hereby deleted and the following substituted therefor:

“(ii) all Intellectual Property developed after the Closing by the Company or Buyer (or Buyer’s Affiliates, third-party contractors or licensees to the extent the Company, Buyer or its Affiliates have ownership rights therein) based on, or derived from, the Contributed Assets and all Newly Developed IP (as defined in the New Services Agreement) shall be retained by the Company,”

4.	Clause (iii) of Section 2.4(i) of the Purchase Agreement is hereby amended by deleting the phrase “the Seller IP Assets in the Field” and substituting therefor “the Company IP Assets in the Field”.

5.	Section 8.4(a) of the Purchase Agreement is hereby amended by deleting the penultimate sentence thereof and substituting the following therefor:

“Following the occurrence of either of the Interim Transfer Date or the Final Transfer Date, Buyer agrees not to disclose to any other Person, nor to use in any way except as expressly authorized by Seller in writing or pursuant to the Buyer License Agreement, any and all Confidential Information of the Company that was included in the Contributed Assets or that constitutes Newly Developed IP (as defined in the New Services Agreement) that is not available to the public.”

6.	Article 10 of the Purchase Agreement shall be amended by inserting the following definitions in alphabetical order:

“Company’s IP Assets” means all Intellectual Property owned by the Company.”

“New Services Agreement” means the Services Agreement, effective as of March 2, 2016, by and between the Company and Seller.

7.	Each of the License Agreement and Exhibit E to the Purchase Agreement shall be amended by deleting each reference to “the Services Agreement” set forth therein (prior to giving effect to Section 8 of this Amendment) and substituting therefor “any of the Services Agreements”.

8.	Each of the License Agreement and Exhibit E to the Purchase Agreement shall be amended by deleting the definition of “Services Agreement” set forth therein and substituting the following therefor

“Services Agreements” means (a) the Services Agreement between Seller and Licensor dated as of April 30, 2013 and (b) the New Services Agreement between Seller and Licensor, effective as of March 2, 2016 (each as amended and in effect).”

9.	Buyer and the Company hereby irrevocably waive any covenant or obligation of Seller or Soane (or breach thereof) set forth in the Purchase Agreement or the Soane Side Letter (including, without limitation, Section 8.4 of the Purchase Agreement and Section 1 of the Soane Side Letter) to the extent, but only to the extent, that such covenant, obligation or breach would prohibit, purport to limit or is otherwise based on or arises from the performance by Seller and Soane of the services contemplated by the New Services Agreement.

10.	Except as expressly amended or supplemented hereby, the Parties acknowledge that the Purchase Agreement, the License Agreement and the Soane Side Letter remain in full force and effect in accordance with the provisions thereof.

11.	This Amendment may be executed and delivered in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. A facsimile or other copy of a signature shall be deemed an original for purposes of this Amendment.

12.	Sections 11.1 through 11.13 of the Purchase Agreement are incorporated herein by reference mutadis mutandis; provided, that any amendment, waiver or modification to this Amendment that (a) relates to the terms of the License Agreement shall only be effective if signed by Soane Labs and the Company or (b) relates to the terms of the Soane Side Letter shall only be effective if signed by all of the Parties.

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IN WITNESS WHEREOF, the Parties have executed this Omnibus Amendment as of the date first written above.

SOANE ENERGY, LLC

By:	/s/ Martha Groves
Name:	Martha Groves
Title:	CFO

SOANE LABS LLC

By:	/s/ David Soane
Name:	David Soane
Title:	CEO

DR. DAVID SOANE

/s/ David Soane

Signature Page to Omnibus Amendment

FAIRMOUNT SANTROL INC.

By:	/s/ David J. Crandall
Name:	David J. Crandall
Title:	SVP, General Counsel and Secretary

SELF-SUSPENDING PROPPANT LLC

By:	/s/ David J. Crandall
Name:	David J. Crandall
Title:	SVP, General Counsel and Secretary

Signature Page to Omnibus Amendment